Exhibit 10.34

Portions of this Exhibit 10.34 have been omitted based upon a request for confidential treatment. This Exhibit 10.34, including the non-public information, has been filed separately with the Securities and Exchange Commission. “[*]” designates portions of this document that have been redacted pursuant to the request for confidential treatment filed with the Securities and Exchange Commission.

AMENDMENT NO.2 TO SECOND AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 2 dated as of July 8, 2005 to SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”) is entered into among AFC FUNDING CORPORATION, an Indiana corporation (the “Seller”), AUTOMOTIVE FINANCE CORPORATION, an Indiana corporation (the “Servicer”), FAIRWAY FINANCE COMPANY, LLC (as successor to Fairway Finance Corporation), a Delaware limited liability company (the “Purchaser”), HARRIS NESBITT CORP. (as successor to BMO NESBITT BURNS CORP.), a Delaware corporation, as agent for Purchaser and as the initial agent (the “Agent”) and XL CAPITAL ASSURANCE INC., a New York stock insurance company (the “Insurer”).

R E C I T A L S

A.                                   The Seller, the Servicer, the Purchaser, the Agent and the Insurer are parties to that certain Second Amended and Restated Receivables Purchase Agreement dated as of June 15, 2004, as may be amended, amended and restated, supplemented or otherwise modified from time to time (the “Agreement”).

B.                                     The Seller, the Servicer, the Purchaser, the Agent and the Insurer desire to amend the Agreement as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                       Certain Defined Terms.  Capitalized terms which are used herein without definition and that are defined in the Agreement shall have the same meanings herein as in the Agreement.

2.                                       Amendments to Agreement.  The Agreement is amended as follows:

2.1                                 The definition of “Scheduled Termination Date” in clause (ii) of the definition of “Termination Date” set forth in Exhibit I of the Agreement is hereby amended by replacing “January 31, 2006” with “June 30, 2008.”

2.2                                 Clause (k) of the definition of “Eligible Receivable” in Exhibit I of the Agreement is hereby amended by [ * ].

2.3                                 The definition of “Special Obligor” in Exhibit I of the Agreement is hereby amended by [ * ] as a “Special Obligor”.

2.4                                 The Agreement shall be amended to remove all references to the Policy, the Insurer and the Insurance Agent.  The Maximum Insured Commitment of Fairway

Finance Company, LLC is hereby reduced to $0 and the Maximum Uninsured Commitment of Fairway Finance Company, LLC is hereby increased to $425,000,000.

2.5                                 The definition of “Participation” in Exhibit I of the Agreement is hereby amended in its entirety to read as follows:

“Participation” means, with respect to any Purchaser at any time, the undivided percentage ownership interest of such Purchaser in (i) each and every Pool Receivable now existing or hereafter arising, other than any Pool Receivable that arises on or after the Termination Date, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security.  Such undivided percentage interest shall be computed as

I + LR
NRB + LA

where:

I	=

the Investment of such Participation at the time of computation as reduced by the amount of cash in the [ * ] at the end of business on either (i) with respect to any Servicer Report, the last Business Day of the prior calendar month, or (ii) with respect to any Portfolio Certificate, Friday of the prior calendar week, in each case that was wired to the respective Revolving Purchaser on the immediately following Business Day to pay down that Revolving Purchaser’s Investment.

LR	=

the Loss Reserve of such Participation at the time of computation (calculated after reducing the Purchaser’s Investment by the amount of cash in the [ * ] at the end of business on either (i) with respect to any Servicer Report, the last Business Day of the prior calendar month, or (ii) with respect to any Portfolio Certificate, Friday of the prior calendar week, in each case that was wired to the respective Revolving Purchaser on the immediately following Business Day to pay down that Revolving Purchaser’s Investment.

NRB	=	the Net Receivables Pool Balance at the time of computation.

LA	=

the amount on deposit in the Liquidation Account (other than amounts transferred thereto from the Deposit Accounts to pay Discount, the Servicing Fee, Unaffiliated Servicing Fees, Backup Servicing Fees, Transition Expenses, Premium and Program Fees pursuant to Section 1.4(b)(i) and 1.4(b)(ii) and Indemnified Amounts to the Indemnified Parties).

Each Participation shall be determined from time to time pursuant to the provisions of Section 1.3.

3.                                       Representations and Warranties.  Each of the Seller and the Servicer hereby represents and warrants to the Agent and the Purchaser as follows:

(a)                                  Representations and Warranties.  The representations and warranties of such Person contained in Exhibit III and Exhibit VII to the Agreement are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date).

(b)                                 Enforceability.  The execution and delivery by such Person of this Amendment, and the performance of its obligations under this Amendment and the Agreement, as amended hereby, are within its corporate powers and have been duly authorized by all necessary corporate action on its part.  This Amendment and the Agreement, as amended hereby, are its valid and legally binding obligations, enforceable in accordance with its terms.

(c)                                  Termination Event.  No Termination Event or Unmatured Termination Event has occurred and is continuing.

4.                                       Effectiveness.  This Amendment shall become effective as of the date hereof upon receipt by the Agent of each of the counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the parties hereto.

5.                                       Effect of Amendment.  Except as expressly amended and modified by this Amendment, all provisions of the Agreement shall remain in full force and effect.  After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “the Receivables Purchase Agreement,” “this Agreement,” “hereof,” “herein” or words of similar effect, in each case referring to the Agreement, shall be deemed to be references to the Agreement as amended by this Amendment.  This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as set forth herein.

6.                                       Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

7.                                       Governing Law.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Indiana without reference to conflict of laws principles.

8.                                       Section Headings.  The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

AFC FUNDING CORPORATION

By:	/s/ Curtis L. Phillips
Name:	Curtis L. Phillips
Title:	Vice President & Treasurer

AUTOMOTIVE FINANCE CORPORATION

By	/s/ Curtis L. Phillips
Name:	Curtis L. Phillips
Title:	Vice President & Treasurer

FAIRWAY FINANCE COMPANY, LLC

By:	/s/ Jill A. Gordon
Name:	Jill A. Gordon
Title:	Vice President

HARRIS NESBITT CORP.

By:	/s/ John Pappano
Name:	John Pappano
Title:	Managing Director

Consented to:

BANK OF MONTREAL

By:	/s/ Amy K. Dumser
	Name:	Amy K. Dumser
	Title:	Director

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